Fifth Third Bank Auto Receivables Trust 1996-B             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Jul-97            31-Jul-97
Distribution Date:    15-Aug-97                        Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $13,068,455.72     $34.04627606
          Class B Certificate Amount     $983,647.20     $34.04565970

(ii)  Interest Distribution
          Class A Certificate Amount   $1,342,211.76      $3.49676451
          Class B Certificate Amount     $104,945.37      $3.63233317

(iii)  Servicing Fee                     $223,758.33      $0.54213439

(iv)  Class A Certificate Balance
         (after principal distributions)              $236,645,359.75
        Class A Pool Factor
         (after principal distributions)                    0.6165146
        Class B Certificate Balance
         (after principal distributions)               $17,812,539.25
        Class B Pool Factor
         (after principal distributions)                    0.6165215

(v)  Total Pool Balance
         (end of Collection Period)                   $254,457,899.01

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $450,526.14    $3,024,593.83
         Liquidation Proceeds            $233,579.30    $1,083,326.16
         Aggregate Net Losses            $216,946.84    $1,941,267.67

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)         $12,722,894.95

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)      $12,722,894.95